                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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            14a-6(e)(2))

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      |_|   Soliciting Material Under Rule 14a-12

                            PHOENIX TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                                   PARCHE, LLC
                              ADMIRAL ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                                C4S & CO., L.L.C.
                                 PETER A. COHEN
                                 MORGAN B. STARK
                               JEFFREY M. SOLOMON
                                THOMAS W. STRAUSS
                                   JOHN MUTCH
                                  PHILIP MOYER
                                JEFFREY C. SMITH
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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            PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION
            CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM
            DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

            Starboard  Value and  Opportunity  Master Fund Ltd., an affiliate of
Ramius  Capital  Group,  L.L.C.  ("Ramius  Capital"),  together  with the  other participants  named herein, has made a definitive filing with the Securities and
Exchange  Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit  votes for the  election  of its two  nominees at the 2007 annual  meeting  of  stockholders  of  Phoenix  Technologies  Ltd.,  a  Delaware corporation (the "Company").

            Item 1: On January  31,  2007,  Starboard  delivered  the  following letter to the Board of Directors of the Company on behalf of the Ramius Group:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

January 31, 2007

Board of Directors
Phoenix Technologies Ltd.
915 Murphy Ranch Road
Milpitas, CA  95035

Dear Board Members,

Phoenix  Technologies  Ltd.  ("Phoenix",  or the  "Company") is at a crossroads.
Proper execution and oversight will be critical to the Company's future success.
We firmly believe that based on past  practices,  the current board of directors
(the "Board") is not well constituted to oversee a successful turnaround.  While
Woody  Hobbs and the new  management  team are on the right path,  the  ultimate success of the Company will be dependent  on  difficult  decisions  which extend well beyond one quarter.

It is premature for the Board to trumpet  victory after  reporting a net loss of
$8.0 million for the first quarter of fiscal 2007.  We remind you that,  despite initial positive first steps in fiscal year 2004 and early fiscal year 2005, the previous  turnaround  plan  ultimately  resulted  in  significant  damage to the
Company's core business and enormous  destruction of stockholder  value. We also remind you that the Board's two director  nominees oversaw and  'rubber-stamped'
the prior management's  failed execution.  Qualified Board oversight is critical to the Company's future.

We continue to have  concerns  about  Phoenix  remaining a public  company.  The
Company's  significant  cash-on-hand  represents  a major  asset  that  has been mismanaged by the Phoenix Board in the recent past. As significant investors, we are  committed  to  maximizing  stockholder  value  for  all  of  the  Company's stockholders,  and would not expect the Board,  or our nominees,  to endorse the sale of the Company at a discount to current  market  prices.  Our  nominees are committed to maximizing  stockholder  value for the benefit of all stockholders.
Your allegation  that our nominees would act, if elected,  solely to advance the interests  of the Ramius  Group is  designed  to confuse  the real issue of this proxy  contest;  which nominees are most suitable and most qualified to help the
Company achieve its critical turnaround and maximize stockholder value.

We  strongly  believe  stockholders  would be best  served by the  placement  of industry  experts  John  Mutch and  Philip  Moyer on the Board of  Directors  of
Phoenix.  Our interest in maximizing  value for all stockholders is aligned with yours and, as such, we look forward to working  constructively  with you to give
Phoenix the best probability for the highest levels of success.

                                    Very truly yours,

                                    /s/ Jeffrey C. Smith
                                    Starboard Value and Opportunity Master
                                    Fund Ltd.
                                    on behalf of The Ramius Group

      Item 2: On January 31, 2007,  Ramius  Capital  issued the following  press release:

FOR IMMEDIATE RELEASE

            RAMIUS GROUP RESPONDS TO LETTER FROM PHOENIX TECHNOLOGIES
                               BOARD OF DIRECTORS

                 RAMIUS' HIGHLY QUALIFIED NOMINEES COMMITTED TO
                      MAXIMIZING VALUE FOR ALL STOCKHOLDERS

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NEW YORK - JANUARY 31, 2007 - Starboard Value and Opportunity  Master Fund Ltd.,
an  affiliate  of Ramius  Capital  Group,  L.L.C.  (together,  "Ramius"),  today responded to a letter  issued by the Board of Directors of Phoenix  Technologies
Ltd. ("Phoenix" or the "Company") on January 30, 2007.

In a letter to the Board of Directors of Phoenix, Ramius stated that the current
Board is not well constituted to oversee a successful turnaround.

Ramius Executive Managing Director Jeffrey C. Smith,  stated in the letter, "Our nominees are  committed to maximizing  stockholder  value for the benefit of all stockholders. Your allegation that our nominees would act, if elected, solely to advance the interests of Ramius Capital is designed to confuse the real issue of this proxy contest;  which nominees are most suitable and most qualified to help the Company achieve its critical turnaround and maximize stockholder value."

Added  Smith,  "We  strongly  believe  stockholders  would be best served by the placement  of  industry  experts  John  Mutch and  Philip  Moyer on the Board of
Directors of Phoenix.  Our interest in maximizing  value for all stockholders is aligned with yours and, as such, we look forward to working  constructively with you to give Phoenix the best probability for the highest levels of success."

As previously  disclosed,  Ramius'  nominees John Mutch and Philip Moyer look to replace David Dury and Taher Elgamal,  the two current Class II directors  whose terms will expire at the 2007  Annual  Meeting of  Stockholders,  which has been scheduled for February 14, 2007.

ABOUT RAMIUS CAPITAL GROUP, L.L.C.

Ramius Capital Group is a registered  investment  advisor that manages assets of approximately  $7.9 billion in a variety of alternative  investment  strategies.
Ramius  Capital  Group is  headquartered  in New York with  offices  located  in
London, Tokyo, Hong Kong, Munich, and Vienna.

The full text of the letter follows:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

January 31, 2007

Board of Directors
Phoenix Technologies Ltd.
915 Murphy Ranch Road
Milpitas, CA  95035

Dear Board Members,

Phoenix  Technologies  Ltd.  ("Phoenix",  or the  "Company") is at a crossroads.
Proper execution and oversight will be critical to the Company's future success.
We firmly believe that based on past  practices,  the current board of directors
(the "Board") is not well constituted to oversee a successful turnaround.  While
Woody  Hobbs and the new  management  team are on the right path,  the  ultimate success of the Company will be dependent  on  difficult  decisions  which extend well beyond one quarter.

It is premature for the Board to trumpet  victory after  reporting a net loss of
$8.0 million for the first quarter of fiscal 2007.  We remind you that,  despite initial positive first steps in fiscal year 2004 and early fiscal year 2005, the previous  turnaround  plan  ultimately  resulted  in  significant  damage to the
Company's core business and enormous  destruction of stockholder  value. We also remind you that the Board's two director  nominees oversaw and  'rubber-stamped'
the prior management's  failed execution.  Qualified Board oversight is critical to the Company's future.

We continue to have  concerns  about  Phoenix  remaining a public  company.  The
Company's  significant  cash-on-hand  represents  a major  asset  that  has been mismanaged by the Phoenix Board in the recent past. As significant investors, we are  committed  to  maximizing  stockholder  value  for  all  of  the  Company's stockholders,  and would not expect the Board,  or our nominees,  to endorse the sale of the Company at a discount to current  market  prices.  Our  nominees are committed to maximizing  stockholder  value for the benefit of all stockholders.
Your allegation  that our nominees would act, if elected,  solely to advance the interests  of the Ramius  Group is  designed  to confuse  the real issue of this proxy  contest;  which nominees are most suitable and most qualified to help the
Company achieve its critical turnaround and maximize stockholder value.

We  strongly  believe  stockholders  would be best  served by the  placement  of industry  experts  John  Mutch and  Philip  Moyer on the Board of  Directors  of
Phoenix.  Our interest in maximizing  value for all stockholders is aligned with yours and, as such, we look forward to working  constructively  with you to give
Phoenix the best probability for the highest levels of success.

                                Very truly yours,

                                /s/ Jeffrey C. Smith
                                Starboard Value and Opportunity Master Fund Ltd.
                                on behalf of
                                The Ramius Group

               CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

On January 25,  2007,  Starboard  Value and  Opportunity  Master  Fund Ltd.,  an
affiliate of Ramius Capital Group, L.L.C. ("Ramius Capital"),  together with the other  participants  named herein,  made a definitive filing with the Securities and Exchange  Commission  ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit  votes for the  election  of its two  nominees at the
2007 annual meeting of  stockholders  of Phoenix  Technologies  Ltd., a Delaware corporation (the "Company").

RAMIUS CAPITAL  ADVISES ALL  STOCKHOLDERS  OF THE COMPANY TO READ THE DEFINITIVE
PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH DEFINITIVE PROXY
STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.
IN ADDITION,  THE PARTICIPANTS IN THE PROXY  SOLICITATION WILL PROVIDE COPIES OF
THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES
SHOULD  BE  DIRECTED  TO  THE  PARTICIPANTS'  PROXY  SOLICITOR,   INNISFREE  M&A
INCORPORATED, AT ITS TOLL-FREE NUMBER: (877) 800-5185.

The  participants in the proxy  solicitation are Starboard Value and Opportunity
Master Fund Ltd., a Cayman Islands exempted company ("Starboard"),  Parche, LLC, a Delaware  limited  liability  company  ("Parche"),  Admiral  Advisors,  LLC, a
Delaware limited  liability  company,  Ramius Capital Group,  L.L.C., a Delaware limited  liability  company  ("Ramius  Capital"),  C4S & Co., L.L.C., a Delaware limited liability company ("C4S"),  Peter A. Cohen,  Morgan B. Stark,  Thomas W.
Strauss,  Jeffrey M. Solomon, John Mutch, Philip Moyer and Jeffrey C. Smith (the
"Participants").

Starboard  beneficially  owns  2,774,471  shares of Common Stock of the Company.
Parche  beneficially owns 528,470 shares of Common Stock of the Company.  As the investment  manager of  Starboard  and the  managing  member of Parche,  Admiral
Advisors may be deemed to beneficially  own the 2,774,471 shares of Common Stock of the Company owned by Starboard and the 528,470  shares of Common Stock of the
Company owned by Parche. As the sole member of Admiral Advisors,  Ramius Capital may be deemed to  beneficially  own the 2,774,471  shares of Common Stock of the
Company owned by Starboard and the 528,470 shares of Common Stock of the Company owned by Parche. As the managing member of Ramius Capital,  C4S may be deemed to beneficially  own the  2,774,471  shares of Common Stock of the Company owned by
Starboard and the 528,470 shares of Common Stock of the Company owned by Parche.

As the managing  members of C4S, each of Mr. Cohen,  Mr. Stark,  Mr. Strauss and
Mr.  Solomon may be deemed to  beneficially  own the 2,774,471  shares of Common
Stock of the Company owned by Starboard  and the 528,470  shares of Common Stock of the Company owned by Parche.

Mr. Mutch  beneficially owns 200,000 shares of Common Stock of the Company.  Mr.
Moyer does not beneficially  own any shares of Common Stock of the Company.  Mr.
Smith does not beneficially own any shares of Common Stock of the Company.

                                    # # #
CONTACT:

Media & Stockholders:
Sard Verbinnen & Co.
Dan Gagnier or Renee Soto, 212-687-8080